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                                                                     EXHIBIT 5.1


                              September 24, 1999

Smart & Final Inc.
600 Citadel Drive
Commerce, California 90040

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-8 to be filed by Smart & Final Inc. with the Securities and Exchange Commission on or about September 24, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,308,595 shares (the "Shares"), reserved for issuance under the Smart & Final Inc. Long-Term Equity Compensation Plan and previously issued and reserved for issuance under the Non-Employee Director Stock Plan (collectively, the "Plans"). As counsel, I have reviewed the proceedings that have been taken and are proposed to be taken in the future in connection with the issuance and sale of the Shares, and have reviewed such other records and documents as I deem necessary as a basis for this opinion. I have assumed the genuineness and authenticity of all documents submitted to me as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing and in reliance thereon, it is my opinion that, the previously Shares are, and the unissued Shares, when issued and sold pursuant to the provisions of the Plans and the Registration Statement, will be, legally and validly issued, fully paid and non-assessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement and any amendments thereto.


                              Very truly yours,

                                /s/ Donald G. Alvarado, Esq.
                              -----------------------------------------
                              Donald G. Alvarado, Esq.
                              Senior Vice President, General Counsel
                              and Secretary of Smart & Final Inc.